SHARE EXCHANGE AGREEMENT

THIS AGREEMENT dated as of November 30, 2006.

BETWEEN:

Phase IV Partners, Inc., with an office at 12430 Fairfax Ridge Place, Austin,
Texas

(“Phase IV Partners”)

AND:

Lusora Healthcare Systems Inc., a Company incorporated under the laws of the State of Nevada, with an office at 2802 Flintrock
Trace, Suite 221, Austin, Texas

(“LHCS”)

WHEREAS:

A.	Phase IV Partners is the owner of 1,875,000 common shares in the capital of Lusora, Inc. (collectively, the “Shares”), a corporation existing under the laws of the State of Nevada; and,

B.

Phase IV Partners and LHCS have agreed to exchange the Shares on the terms and conditions set forth in this share exchange agreement (“Agreement”) to effect the one-for- one share exchange contemplated by that certain Escrow Agreement dated October 10, 2006, among Phase IV Partners, LHCS and Clark Wilson LLP (the “Escrow Agreement”).

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.

In consideration for the transfer of each common share in the capital of Lusora Inc. by Phase IV Partners to LHCS, LHCS agrees to issue to Phase IV Partners one common share in the capital of LHCS, in the amount set out in Schedule “A” to this Agreement.

2.

Phase IV Partners represents and warrants that it is the beneficial owner of the Shares and that the Shares are free and clear of all encumbrances of every nature and kind whatsoever and are freely transferable to LHCS, subject only to the Escrow Agreement.

3.	Phase IV Partners represents and warrants that:

(a)

it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the common shares in the capital of LHCS and with respect to applicable resale restrictions;

(b)	it is solely responsible (and LHCS is not in any way responsible) for compliance with:

	(i)	any applicable laws of any jurisdiction in which Phase IV Partners is resident; and,

	(ii)	applicable resale restrictions,

in connection with the common shares in the capital of LHCS hereunder.

4.	Phase IV Partners, hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing Date) that:

(a)

upon execution of this Agreement, Phase IV Partners will complete the “Prospective Investor Suitability Questionnaire” attached as Schedule 2 to this Agreement (the “Questionnaire”) and that the Questionnaire is a representation and warranty that the Company will rely on.

5.

Phase IV Partners acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining Phase IV Partners' eligibility to obtain the common shares in the capital of LHCS under applicable securities legislation. Phase IV Partners further agrees that by accepting delivery of the certificates representing the common shares in the capital of LHCS, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date of this Agreement with the same force and effect as if they had been made by Phase IV Partners on the Closing Date and that they will survive the transfer of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by Phase IV Partners of the Shares.

6.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and the federal laws of the United States applicable therein and shall be treated in all respects as a Nevada contract.

7.

This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto.

8.

Each party shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required in order to implement this Agreement.

9.	Time is of the Essence to this Agreement.

10.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and each signed copy sent by electronic facsimile transmission shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date and year first above written.

Lusora Healthcare Systems Inc.

Per:	/s/ Dan Bauer
Authorized Signatory

Phase IV Partners, Inc.

Per:	/s/ Julie Gurley
Authorized Signatory

Schedule ”A”
TO THE SHARE EXCHANGE AGREEMENT
AMONG PHASE IV PARTNERS AND LUSORA HEALTHCARE SYSTEMS INC. (“LHCS”)

Name	Address	Number of Lusora Inc. Shares	Number of LHCS Shares
Phase IV Partners, Inc.	12430 Fairfax Ridge Place Austin, Texas 78738-5435 United States	1,875,000	1,875,000

Schedule 2

PROSPECTIVE INVESTOR SUITABILITY QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Share Exchange Agreement.

This Questionnaire is for use by each Subscriber who is a U.S. person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Shares of Lusora Healthcare Systems Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the exchange of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

______ Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

______ Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

______ Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______ Category 4
A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, whose investment decisions are made solely by persons that are accredited investors;

______ Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

______ Category 6	A director or executive officer of the Company;

______ Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

______ Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 30th day of November, 2006.

If a Corporation, Partnership or Other Entity:	If an Individual:

Phase IV Partners Inc.
Print or Type Name of Entity	Signature

Julie Gurley
Signature of Authorized Signatory	Print or Type Name

Corporation
Type of Entity	Social Security/Tax I.D. Number